Exhibit 99.1

Semtech Announces First Quarter of Fiscal Year 2014 Results

  Record Revenue of $162M, up 8% Sequentially
  Record Gross Profit of $97M, up 11% Sequentially
  Operating Income of $20M, up 62% Sequentially
  Record 1,895 Design Wins

CAMARILLO, Calif.--(BUSINESS WIRE)--May 22, 2013--Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its fiscal year 2014 first quarter, which ended April 28, 2013.

Net revenue for the first quarter of fiscal year 2014 was $162.4 million, up 39.2 percent from the first quarter of fiscal year 2013 and up 7.8 percent from the fourth quarter of fiscal year 2013.

Gross profit margin, computed in accordance with U.S. generally accepted accounting principles (GAAP), for the first quarter of fiscal year 2014 was 59.9 percent compared to 47.4 percent in the first quarter of fiscal year 2013 and 58.4 percent in the fourth quarter of fiscal year 2013.

GAAP net income for the first quarter of fiscal year 2014 was $14.8 million or 22 cents per diluted share. This compares to GAAP net income of $2.2 million or 3 cents per diluted share in the first quarter of fiscal year 2013 and GAAP net income of $13.1 million or 19 cents per diluted share in the fourth quarter of fiscal year 2013.

To facilitate the complete understanding of comparable financial performance between periods, Semtech also presents performance results net of certain non-cash and one-time items. Semtech's non-GAAP results exclude the following items:

  Stock-based compensation expense
  Acquisition related fair value adjustments
  Transaction and integration related expenses
  Loss contingencies
  Intangible amortization and impairments
  Release of prior accrued taxes on foreign earnings
  Expiration of acquired return rights

Excluding the items listed above, Non-GAAP net income for the first quarter of fiscal year 2014 was $31.3 million or 46 cents per diluted share. Non-GAAP net income was $17.9 million or 27 cents per diluted share in the first quarter of fiscal year 2013 and was $33.1 million or 49 cents per diluted share in the fourth quarter of fiscal year 2013.

Non-GAAP gross profit margin for the first quarter of fiscal year 2014 was 61.6 percent. Non-GAAP gross profit margin for the first quarter of fiscal year 2013 was 58.5 percent and 61.6 percent in the fourth quarter of fiscal year 2013.

As of April 28, 2013 Semtech had $236.4 million in cash, cash equivalents and marketable securities, compared to $161.0 million in cash, cash equivalents and marketable securities at the end of the first quarter of fiscal year 2013 and $236.1 million in cash, cash equivalents and marketable securities at the end of the fourth quarter of fiscal year 2013.

Mohan Maheswaran, Semtech's President and Chief Executive Officer, stated, "Q1 of Fiscal year 2014 was another record quarter for Semtech. In addition to record revenues and record gross margin dollars, we achieved a record number of design wins and a positive book-to-bill. We continue to believe our market-leading, diversified analog platforms and balanced end market exposure will enable us to deliver sustainable growth and profitability for our shareholders.”

The results announced today are preliminary, as they are subject to customary quarterly review procedures by the Company's independent registered public accounting firm. As such, these results are subject to revision until the Company will have filed its quarterly report on Form 10-Q for the first quarter of fiscal year 2014.

Second Quarter of Fiscal Year 2014 Outlook

  Net sales are expected to be in the range of $164.0 million to $172.0 million
  GAAP gross profit margin is expected to be in the range of 60.8% to 61.3%
  Non-GAAP gross profit margin is expected to be in the range of 61.0% to 61.5%
  GAAP SG&A expense is expected to be in the range of $35.7 million to $36.2 million
  GAAP R&D expense is expected to be in the range of $32.7 million to $33.2 million
  Stock-based compensation expense, which is included in the preceding estimates, is expected to be approximately $8.4 million, categorized as follows: $0.4 million cost of sales, $5.7 million SG&A, and $2.3 million R&D
  Amortization of acquired intangible assets is expected to be approximately $7.3 million
  Transaction and integration related expenses of approximately $1.4 million
  Interest and other expense is expected to be approximately $10.7 million, including $8.7 million related to the write-off of capitalized costs associated with retired debt
  GAAP tax rate is expected to be a benefit of approximately 12%
  Non-GAAP tax rate is expected to be a provision in the range of 11% to 12%
  GAAP earnings are expected to be in the range of 21 to 29 cents per diluted share
  Non-GAAP earnings are expected to be in the range of 50 to 56 cents per diluted share
  Fully diluted share count is expected to be approximately 69.0 million shares
  Capital expenditures are expected to be approximately $12.5 million

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit, net income and earnings per diluted share and free cash flow. To provide additional insight into the Company's first quarter outlook, this release includes a presentation of forward-looking non-GAAP earnings per diluted share. A further discussion of these non-GAAP financial measures can be found above. The non-GAAP gross profit, net income and earnings per diluted share measures exclude stock-based compensation, amortization of acquired intangible assets, and the other items detailed above. The non-GAAP presentation of free cash flow excludes capital expenditures. These non-GAAP measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of GAAP results for the first quarter of fiscal years 2014 and 2013 and the fourth quarter of fiscal year 2013; and a reconciliation of forward-looking earnings per diluted share for the second quarter of fiscal year 2014. These additional financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. These forward-looking statements are identified by the use of such terms and phrases as "intends," "goal," "estimate, "expect," "project," "plans," "anticipates," "should," "will," "designed to," "believe," and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company's products or end use applications of the products, demand for increasing miniaturization of electronic components; shifts in demand among target customers, and other comparable changes in projected or anticipated markets; the success of near and longer term efforts to integrate Gennum into the Company; unexpected acquisition-related costs and expenses; competitive changes in the market place applicable to the products of Gennum, as well as the products of the Company in its pre-Gennum “organic” product lines, including, but not limited to the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated markets; adequate supply of components and materials from our suppliers, and of our products from our third-party manufacturers, to include disruptions due to natural causes or disasters, or related extraordinary weather events; the Company's ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European and global economic dynamics; the Company's ability to manage expenses to achieve anticipated amounts; and the amount and timing of expenditures for capital equipment deemed necessary or advisable by the Company. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 27, 2013, in the Company's other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

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Semtech and the Semtech logo are marks of Semtech Corporation.

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Table in thousands - except per share amount)

	Three Months Ended
	April 28,	January 27,	April 29,
	2013	2013	2012
	Q1 2014	Q4 2013	Q1 2013
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$162,407	$150,603	$116,642
Cost of sales	65,120	62,646	61,305
Gross profit	97,287	87,957	55,337
Operating costs and expenses:
Selling, general and administrative	34,794	37,386	44,818
Product development and engineering	34,559	29,959	24,083
Intangible amortization and impairments	7,856	8,177	5,578
Total operating costs and expenses	77,209	75,522	74,479
Operating income (loss)	20,078	12,435	(19,142)
Interest expense	(4,060)	(4,154)	(1,843)
Interest income and other (expense) income, net	(807)	(282)	214
Income (loss) before taxes	15,211	7,999	(20,771)
Provision (benefit) for taxes	434	(5,119)	(22,980)
Net income	$14,777	$13,118	$2,209

Earnings per share:
Basic	$0.22	$0.20	$0.03
Diluted	$0.22	$0.19	$0.03

Weighted average number of shares used in computing earnings per share:
Basic	66,956	66,371	65,282
Diluted	68,579	67,984	67,233

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	April 28,	January 27,
	2013	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$230,428	$223,192
Temporary investments	-	4,973
Accounts receivable, net	80,214	69,160
Inventories	76,563	74,878
Deferred tax assets	7,317	7,473
Prepaid taxes	8,134	7,794
Other current assets	17,891	18,523
Total current assets	420,547	405,993

Property, plant and equipment, net	109,413	101,837
Long-term investments	5,931	7,907
Deferred income taxes	34,326	33,563
Goodwill	393,584	393,584
Other intangible assets, net	197,890	206,058
Other assets	23,423	22,071
Total assets	$1,185,114	$1,171,013

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$56,617	$51,991
Accrued liabilities	35,214	49,276
Deferred revenue	5,064	3,745
Current portion - long term debt	39,532	48,449
Deferred tax liabilities	3,866	4,221
Total current liabilities	140,293	157,682

Deferred tax liabilities - non-current	3,017	2,042
Long term debt - less current	285,755	282,286
Other long-term liabilities	36,370	34,177
Stockholders’ equity	719,679	694,826
Total liabilities & stockholders' equity	$1,185,114	$1,171,013

SEMTECH CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Table in thousands)

	Three months ended
	April 28,	April 29,
	2013	2012
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income	$14,777	$2,209
Adjustments to reconcile net income to net cash provided by operating activities, net of effects of acquisitions:
Depreciation, amortization and impairments	13,346	6,867
Effect of acquisition fair value adjustments	2,476	14,429
Accretion of deferred financing costs and debt discount	760	328
Deferred income taxes	98	(20,152)
Stock-based compensation	8,626	5,326
Excess tax benefits on stock based compensation	-	(1,842)
(Gain) loss on disposition of property, plant, and equipment	(1)	40
Changes in assets and liabilities	(22,932)	(18,939)
Net cash provided by (used in) operating activities	17,150	(11,734)

Cash flows from investing activities:
Purchase of available-for-sale investments	(1,050)	(10,106)
Proceeds from sales and maturities of available-for-sale investments	7,998	88,592
Proceeds from sales of property, plant, and equipment	8	-
Purchase of property, plant, and equipment	(10,750)	(4,630)
Purchase of intangible assets	(2,847)	-
Acquisitions, net of cash acquired	-	(491,717)
Net cash used in investing activities	(6,641)	(417,861)

Cash flows from financing activities:
Proceeds from debt issuance, net of discount	-	347,000
Deferred financing cost	-	(8,962)
Excess tax benefits on stock based compensation	-	1,842
Proceeds from exercises of stock options	2,352	1,606
Repurchase of outstanding common stock	-	(182)
Payment of long term debt	(5,625)	-
Net cash (used in) provided by financing activities	(3,273)	341,304
Effect of exchange rate increase on cash and cash equivalents	-	170

Net increase (decrease) in cash and cash equivalents	7,236	(88,121)
Cash and cash equivalents at beginning of period	223,192	227,022

Cash and cash equivalents at end of period	$230,428	$138,901

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended
	April 28,	January 27,	April 29,
	2013	2013	2012
Stock-based Compensation Expense	Q1 2014	Q4 2013	Q1 2013
	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$328	$377	$231
Selling, general and administrative	4,882	5,113	3,224
Product development and engineering	3,416	2,311	1,871
Total stock-based compensation expense	$8,626	$7,801	$5,326

	Three Months Ended
	April 28,	January 27,	April 29,
	2013	2013	2012
Gross Profit - Reconciliation GAAP to Non-GAAP	Q1 2014	Q4 2013	Q1 2013
	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$97,287	$87,957	$55,337
Adjustments to GAAP gross profit:
Stock-based compensation expense	328	377	231
Expiration of acquired return rights	-	-	(305)
Fair value adjustment related to acquired inventory	2,408	4,382	12,916
Non-GAAP gross profit	$100,023	$92,716	$68,179

	Three Months Ended
	April 28,	January 27,	April 29,
	2013	2013	2012
Net Income - Reconciliation GAAP to Non-GAAP	Q1 2014	Q4 2013	Q1 2013
	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$14,777	$13,118	$2,209

Adjustments to GAAP net income:
Stock-based compensation expense	$8,626	$7,801	$5,326
Acquisition related fair value adjustments	2,747	4,721	13,133
Transaction and integration related expenses	931	2,377	17,566
Loss contingencies	-	1,500	-
Intangible amortization and impairments	7,856	8,177	5,578

Total before taxes	20,160	24,576	41,603
Associated tax effect	(3,670)	(4,632)	(25,875)
Total of supplemental information net of taxes	16,490	19,944	15,728
Non-GAAP net income	$31,267	$33,062	$17,937

Diluted GAAP earnings per share	$0.22	$0.19	$0.03
Adjustments per above	0.24	0.30	0.24
Diluted non-GAAP earnings per share	$0.46	$0.49	$0.27

	Three Months Ended
	April 28,	January 27,	April 29,
	2013	2013	2012
Tax Impact Associated With Supplemental Information	Q1 2014	Q4 2013	Q1 2013
	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Stock-based compensation expense	$1,203	$235	$737
Acquisition related fair value adjustments	570	1,221	675
Transaction and integration related expenses	283	545	315
Loss contingencies	-	596	-
Intangible amortization and impairments	1,614	2,035	705
Release of prior accrued taxes on foreign earnings	-	-	23,443

Total of associated tax effect	$3,670	$4,632	$25,875

	Three Months Ended
	April 28,	January 27,	April 29,
	2013	2013	2012
	Q1 2014	Q4 2013	Q1 2013
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:

Cash Flow from Operations	$17,150	$35,189	$(11,734)
Net Capital Expenditure	(10,742)	(5,151)	(4,630)
Free Cash Flow:	$6,408	$30,038	$(16,364)

Q2 FY14 Earnings Per Share Guidance
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	$0.21	$0.29

Stock based compensation expense	0.14	0.14
Transaction and integration related expenses	0.03	0.01
Amortization of acquired intangibles	0.12	0.12

Non-GAAP EPS	$0.50	$0.56

CONTACT:
Semtech Corporation
Linda Brewton
(805) 480-2004
webir@semtech.com